Exhibit 99.1

Think Partnership Reports Preliminary Second Quarter 2007 Financial Results

CLEARWATER, Fla. — August 6, 2007— Ahead of its presentation to institutional investors and buyside analysts at the upcoming Canaccord Adams investment conference announced Friday, August 3, 2007, Think Partnership Inc. (AMEX: THK), an international leader in interactive performance-based marketing and related Internet technologies, reported its second quarter 2007 revenue will range between $16.8 million to $17.2 million.  This is expected to result in an improvement of per-share net income from a three cent loss in the same period of last year, to an estimated range of a one cent per-share loss to breakeven in the second quarter of 2007 on a fully diluted basis.

In management’s analysis, the second quarter’s financial performance was subject to both positive and negative factors:

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Although the Think Network Division enjoyed revenue and operating income growth in its ValidClick and DirectAds product lines, some of this growth was offset by development and servicing of certain large clients related to its Kowabunga platform and improvements in its PrimaryAds network. Despite these investments, the Network Division is expected to show quarter-over-quarter revenue and operating income growth.

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The Think Direct Division will show a slight decrease in quarter-over-quarter revenue but will report a strong increase in quarter-over-quarter operating income growth. This is primarily attributed to controlling affiliate fraud, which has resulted in fewer but higher quality orders and leads, as well as controlling merchant processing costs.

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The Think Advertising division did not realize $2.5 million of expected revenue primarily due to delays in execution of a certain contract as well as ongoing weaknesses in its international business. This caused the division to realize an operating loss of more than $300,000 rather than an expected gain of more than $200,000. The delayed contract work is expected to be completed in the second half 2007.

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The company has incurred approximately $200,000 of restructuring costs related to severances, relocation, and other consolidation related efforts. These costs will likely be higher in the third quarter however the improvement in efficiency is expected to be highly beneficial to long term growth.

Due to some of these factors creating lower than expected financial results for the quarter, the company will provide revised guidance in its second quarter earnings release and conference call scheduled on August 9, 2007.

Scott P. Mitchell, Think Partnership’s president and chief executive officer, stated: “We have undertaken projects that we anticipate will provide long term value to the company and its partners. Given the strength of these projects and the great opportunities before us, we continue to be confident about the future growth of Think Partnership. We will continue to execute our consolidation and integration plans, evaluate strategic opportunities aimed at unlocking shareholder value, and focus on growing both the top and bottom line. We are particularly excited about the growing relationship with marquee clients like Microsoft Corporation and Yahoo!."

These second quarter results are preliminary, and are subject to management and independent auditors completing the customary quarterly closing and review procedures.

Canaccord Adams Presentation

Mr. Mitchell is scheduled to present at the Canaccord Adams Annual Global Growth Conference in Boston, MA at 4:30 p.m. Eastern Time on Tuesday, August 7.  His presentation will be available on the company’s website www.thinkpartnership.com following his appearance.

About Think Partnership Inc.

Think Partnership Inc. is an international leader in interactive performance-based marketing and related Internet technologies. Think provides a comprehensive and integrated set of scalable and cost-effective marketing solutions for both advertisers and publishers. These solutions increase customer retention and revenues through a diverse set of related marketing channels, including affiliate marketing, click-fraud-protected pay-per-click advertising, lead generation, interactive direct marketing, integrated offline advertising, campaign management, public relations, and branding. Think also operates several direct-to-consumer services including online dating, online education, and home business opportunities. High-profile brands include ValidClick™, PrimaryAds™, iLead Media, KowaBunga!®, BabyToBee, Second Bite™ and MSA. For more information, visit www.thinkpartnership.com.

Forward Looking Statements

Statements made in this press release that express the company's or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of some of these risks, see the company's report, as filed with the Securities and Exchange Commission on Form 10-K, filed March 29, 2007, under the section headed "Risk Factors." The company cannot guarantee future financial results, levels of activity, performance or achievements, and investors should not place undue reliance on the company's forward-looking statements.

Contact:

Think Partnership Inc.

Rachel Honoway, VP of Marketing

Tel 727-385-4865

rachel.honoway@thinkpartnership.com

or

Investor Relations:

Liolios Group, Inc.

Tel 949-574-3860